UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 5, 2008

Malvern Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	000-34051	38-3783478
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania		19301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 644-9400

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Not applicable.
(e)           On August 5, 2008, the Company and the Bank approved Employment Agreements with Ronald Anderson, President and Chief Executive Officer, and Dennis Boyle, Senior Vice President and Chief Financial Officer, and the Bank approved Employment Agreements with Gerard M. McTear, Jr., Executive Vice President and Chief Administrative Officer, and William F. Hughes, Jr., Senior Vice President and Chief Lending Officer (collectively, the "Agreements").  The Agreements, dated as of August 11, 2008, have been executed and are attached hereto as exhibits.  The terms of the Agreements previously were described in the Company's prospectus for its initial public offering, dated February 11, 2008.  The Agreements have a three-year term in the case of Mr. Anderson and a two-year term in the case of the other executive officers. On each annual anniversary date, the Agreement will be extended for an additional year unless the Company and/or the Bank or the executive officer has given prior notice not to extend the term of the Agreement.

The Agreements are terminable by the Company and/or the Bank with or without cause.  In the event employment was terminated for cause, as defined, the executive officer would not be entitled to any additional compensation or benefits under the terms of the Agreements.  If the Agreements were terminated by the Company and/or the Bank without cause or if the executive officer terminates the Agreement because the Company and/or the Bank have materially breached the agreement or the executive officer otherwise has "good reason," as defined, to terminate, then the executive officer will be entitled to a cash severance payment equal to one times (two times in the case of Mr. Anderson) his then current base salary plus continued participation in all group insurance, life insurance, health and accident insurance and disability insurance for 12 months (24 months in the case of Mr. Anderson), unless the executive officer receives substantially similar benefits with another employer prior thereto.  In the event of termination in connection with a "change in control," as defined, the executive officer will be entitled to a severance payment in an amount equal to two times (three times in the case of Mr. Anderson) his then current base salary plus his cash bonus received in the immediately preceding year, plus continuation of health insurance and certain other benefits for up to 24 months (36 months in the case of Mr. Anderson).

Item 9.01            Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits

The following exhibits are included herewith.

Exhibit Number	Description
10.1	Employment Agreement among Malvern Federal Bancorp, Inc., Malvern Federal Savings Bank and Ronald Anderson
10.2	Employment Agreement among Malvern Federal Bancorp, Inc., Malvern Federal Savings Bank and Dennis Boyle.
10.3	Employment Agreement between Malvern Federal Savings Bank and Gerard M. McTear, Jr.
10.4	Employment Agreement between Malvern Federal Savings Bank and William E. Hughes, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN FEDERAL BANCORP, INC.

Date: August 11, 2008	By:	/s/Ronald Anderson
Ronald Anderson
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Employment Agreement among Malvern Federal Bancorp, Inc., Malvern Federal Savings Bank and Ronald Anderson
10.2	Employment Agreement among Malvern Federal Bancorp, Inc., Malvern Federal Savings Bank and Dennis Boyle.
10.3	Employment Agreement between Malvern Federal Savings Bank and Gerard M. McTear, Jr.
10.4	Employment Agreement between Malvern Federal Savings Bank and William E. Hughes, Jr.